UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2008

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 13, 2008 the Chairman's Committee of Rohm and Haas Company approved an estimated $88 million pre-tax or $0.35 per share after tax charge for the second quarter of 2008 related to a comprehensive set of actions to restore profitability and ensure the achievement of its Vision 2010 goals by realigning its manufacturing footprint and support services. Major elements of the plan are:

- A 30 percent reduction of installed capacity in the company’s emulsions network in North America, reflecting equally the impact of productivity improvement efforts and reduced market demand;
- Significant reductions in overhead expenses for the Specialty Materials group in mature markets;
- Adjustment of the company’s infrastructure for its Electronic Materials group, reflecting the increased shift of the business to Asia;
- A number of initiatives in other businesses and regions.

Approximately $72 million of the pre-tax charge relates to severance and employee benefits and is expected to be paid over the next 18 months. The remainder of the charge relates to asset impairments as noted in Item 2.06

Item 2.06 Material Impairments.

As a result of the actions taken as noted in item 2.05, we have determined that certain assets have been impaired, resulting in a non cash pre-tax charge of approximately $16 million of the $88 million pre-tax total charge noted in Item 2.05.

The company also expects earnings per share from operations to be reduced by $0.11 per share after tax in the second half of 2008, primarily due to accelerated depreciation and other costs related to these actions.

This release includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this announcement concerning demand for products and services, sales and earnings forecasts, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the cost of raw materials, natural gas, and other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company's SEC 10-K filing of February 21, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

June 17, 2008	By:	Jacques M. Croisetiere

Name: Jacques M. Croisetiere
Title: Executive Vice President, Chief Financial Officer and Chief Strategy Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 17, 2008